UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 31, 2012
Date of Report (Date of earliest event reported):

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26745 Malibu Hills Road, Calabasas, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 20, 2012, On Assignment, Inc. (the “Company”) provided written notice to The NASDAQ Global Select Market (“NASDAQ”) that the Company intends to voluntarily withdraw its Common Stock, par value $0.01 per share, from listing and trading on NASDAQ, effective on or about August 30, 2012, and transfer the Company’s listing to the New York Stock Exchange (the “NYSE”) to commence trading on or about August 31, 2012. The Company’s Common Stock has been approved for listing on NYSE, and will continue to trade under the stock symbol “ASGN” on NYSE.
A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On September 1, 2012, the Board of Directors of the Company appointed Edward Pierce, 55, as Executive Vice President and Chief Financial Officer of the Company, effective September 1, 2012. In connection with Mr. Pierce’s appointment, Mr. Pierce resigned from the Board of Directors and James Brill was appointed to the position of Senior Vice President, Chief Administrative Officer and Treasurer of the Company. Mr. Brill previously served as the Company’s Senior Vice President and Chief Financial Officer. Mr. Pierce has entered into an Employment Agreement with the Company and an Executive Change of Control Agreement with the Company, each of which are effective as of September 1, 2012 and are described in further detail below.
Prior to his appointment, Mr. Pierce served as an independent director and chairman of the Audit Committee of the Company’s Board of Directors since December 2007. From April 2011 through August 2012, Mr. Pierce was an executive in-residence at Flexpoint Ford, LLC, a Chicago-based private equity firm.  From August 2006 through March 2011, Mr. Pierce was employed by First Acceptance Corporation, a publicly traded retailer, servicer and underwriter of non-standard private-passenger automobile insurance, serving as president from February 2008 through March 2011 and as executive vice president and chief financial officer from August 2006 to February 2008. Mr. Pierce has held executive financial and accounting management positions since 1989, having served as the chief financial officer of three publicly held companies, including Metamor Worldwide, a global staffing and solutions business, from November 1994 through January 2001 and BindView Development Corporation, a network security software company, from May 2001 to February 2006. Mr. Pierce began his career in public accounting at Arthur Andersen & Co. in Houston.
On September 1, 2012, the Board of Directors of the Company also elected Marty R. Kittrell as a member of the Board of Directors and Chairman of the Audit Committee. As a member of the Board of Directors, Mr. Kittrell will be entitled to receive the $40,000 annual cash retainer paid to each non-employee director, as well as a $15,000 annual cash retainer for services rendered as Chairman of the Audit Committee. In addition, on September 1, 2012 Mr. Kittrell was granted 6,056 restricted stock units, which vested and will continue to vest as to 50% of the restricted stock unit award on September 1, 2012 and as to the remaining 50% of the restricted stock unit award on

September 1, 2013, subject to Mr. Kittrell’s continued service on the Board of Directors. In addition, Mr. Kittrell entered into an Indemnification Agreement with the Company, effective September 1, 2012.
Employment Agreement
Pursuant to the terms of the Employment Agreement, Mr. Pierce serves as the Executive Vice President and Chief Financial Officer of the Company. The initial term of the Employment Agreement will end on December 31, 2012, subject to automatic one-year term extensions, unless Mr. Pierce or the Company provides 60-days’ notice of nonrenewal prior to the expiration of the term or any renewal period, or Mr. Pierce’s employment is otherwise terminated earlier in accordance with the terms of the Employment Agreement.
Under the Employment Agreement, Mr. Pierce is entitled to receive an annual base salary of $450,000, subject to annual review and increase in the sole discretion of the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. Pierce is eligible to earn an annual cash bonus, subject to Mr. Pierce’s continued employment through the payment date of any such bonus (and payable no later than March 15 of the year following the year in which the annual bonus is earned).  For calendar year 2012, Mr. Pierce will be eligible to earn an annual cash bonus up to $150,000, determined by reference to the Company’s attainment of specified performance targets.  For calendar years subsequent to 2012, Mr. Pierce’s target bonus will be equal to 100% of his annual base salary, but the actual amount of any annual bonus will be determined by reference to the attainment of performance criteria.
              Mr. Pierce will be eligible during the term of the Employment Agreement to participate in welfare, incentive, savings and retirement programs that are made available generally to senior executives of the Company.  In addition, the Employment Agreement provides that, during the term, Mr. Pierce is entitled to receive an automobile allowance of $450 per month, reimbursement of up to $1,500 per calendar year for an annual physical examination and reimbursement of up to $2,500 per calendar year for tax preparation and financial planning services. The Employment Agreement also provides that Mr. Pierce is entitled to be reimbursed up to $140,000 for reasonable expenses incurred by Mr. Pierce with respect to his relocation to the Los Angeles, California greater metropolitan area.
              In connection with entering into the Employment Agreement, on September 1, 2012 Mr. Pierce was granted a nonqualified stock option to purchase 75,000 shares of the Company’s common stock (the “Option”) at an exercise price per share equal to 100% of the fair market value of a share of the Company’s common stock on the grant date.  The Option will vest as to 18,750 shares on September 1, 2013 and as to 1,563 shares on each monthly anniversary thereafter, subject to Mr. Pierce’s continued employment through the applicable vesting date.  In addition, on September 1, 2012 the Company granted Mr. Pierce 8,883 restricted stock units (the “September RSU Award”).  The September RSU Award will vest with respect to 25% of the September RSU Award on September 1, 2013 and with respect to the remaining 75% of the September RSU Award in substantially equal installments on each quarterly anniversary thereafter over the following two years, subject to Mr. Pierce’s continued employment through the applicable vesting date.  The Employment Agreement also provides that Mr. Pierce will be eligible to receive a restricted stock unit award (the “2013 RSU Award”) covering a number of shares of Common Stock having a grant date fair value equal to $440,000. The 2013 RSU Award will be granted on the Company’s first trading day of calendar year 2013, subject to Mr. Pierce’s employment though such date. Each of the Option, the September RSU Award and the 2013 RSU Award are intended to be “employment inducement” awards granted to Mr. Pierce as a material inducement to his entering into employment with the Company pursuant to the Company’s 2012 Employment Inducement Incentive Award Plan, without shareholder approval, pursuant to the New York Stock Exchange Rule 303A.08.
              In the event that the Company terminates Mr. Pierce’s employment without “cause” (as defined in the Employment Agreement), including upon a non-renewal of the employment term, Mr. Pierce will be entitled receive, in addition to any accrued amounts, (i) twelve months’ continuation payments of Mr. Pierce’s annual base salary then in effect over the 12-month period following the termination date, (ii) a lump-sum payment in an amount equal to any earned but unpaid prior-year bonus, and (iii) reimbursement or payment of reasonable relocation expenses, in an aggregate amount of up to $80,000, incurred by Mr. Pierce by the end of the second year following the year in which the termination date occurs. If Mr. Pierce’s employment is terminated by reason of his death or disability, he will be entitled to receive twelve months’ continuation payments of his annual base salary then in effect over the 12-month period following the termination date.
Mr. Pierce’s right to receive these severance payments is subject to his delivery of an effective general release of claims in favor of the Company and Mr. Pierce’s continued compliance with an applicable confidentiality agreement.  If Mr. Pierce becomes entitled to any payments under the Executive Change of Control Agreement, the payments under the Executive Change of Control Agreement will supersede and replace all severance payments provided for under the Employment Agreement.
Change of Control Agreement
On September 1, 2012, the Company entered into an Executive Change of Control Agreement with Mr. Pierce.  The Executive Change of Control Agreement provides Mr. Pierce with severance payments and certain benefits in the event an “involuntary termination” in connection with a “change of control” (each, as defined in the Executive Change of Control Agreement).
Pursuant to the Executive Change of Control Agreement, immediately prior to a “change of control,” all stock options, restricted stock awards and restricted stock units then held by Mr. Pierce will become fully vested and exercisable.
            The Executive Change of Control Agreement provides that, in the event Mr. Pierce experiences an “involuntary termination” within six months and ten business days following a change of control, he will be entitled to receive, in addition to any accrued but unpaid amounts (including any earned but unpaid annual bonus for the year prior to the year in which the termination occurs) and subject to delivery of an effective release of claims in favor of the Company, (a) a pro-rata bonus for the year in which the termination occurs, (b) an amount equal to 2.5 multiplied by the sum of Mr. Pierce’s base salary and target bonus, (c) continuation of Mr. Pierce’s car allowance for 18 months following the termination date, (d) company-paid healthcare continuation coverage for up to 18 months following the termination date, (e) a lump-sum cash payment equal to the premiums the Company would have paid for basic life insurance and disability insurance, had Mr. Pierce remained employed for 18 months following the termination date, (f) reimbursement of up to $15,000 for outplacement services. In addition, any outstanding stock options held by Mr. Pierce as of the termination date will remain outstanding as though he had remained employed by the Company until the eighteen-month anniversary of the termination date (but in no event will any option be exercisable beyond its maximum term).
                As a result of entering into the Executive Change of Control Agreement, Mr. Pierce will not be eligible to participate in the Company’s Change in Control Severance Plan.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.    Description

10.1	Employment Agreement, by and between On Assignment, Inc. and Edward Pierce, effective September 1, 2012.

10.2	Change of Control Agreement, by and between On Assignment, Inc. and Edward Pierce, effective September 1, 2012.

10.3	Employment Agreement, by and between On Assignment, Inc. and James Brill, effective September 1, 2012.
99.1        On Assignment, Inc. Press Release dated August 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: September 7, 2012                  /s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer and President